SUB-ITEM 77Q3

AIM MID CAP CORE EQUITY  FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2008
FILE NUMBER: 811-2699
SERIES NO.: 1

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                         $8,928
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                         $  560
        Class C                         $  321
        Class R                         $  354
        Class Y                         $   24
        Institutional Class             $  938

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
         Class A                        0.1759
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                         0.0391
        Class C                         0.0391
        Class R                         0.1212
        Class Y                         0.1869
        Institutional Class             0.2636


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                         54,607
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                         14,949
        Class C                          8,775
        Class R                          3,099
        Class Y                            146
        Institutional Class              4,041

74V.  1 Net asset value per share (to nearest cent)
        Class A                          16.11
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                          13.22
        Class C                          13.19
        Class R                          15.96
        Class Y                          16.10
        Institutional Class              16.67